                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                January 6, 1998
                   -----------------------------------------
                Date of Report (Date of earliest event reported)



                             Phoenix Network, Inc.
                   -----------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                        0-17909                      84-0881154
 --------------                ---------------              -------------------
(State or other                  (Commission                 (I.R.S. Employer
 jurisdiction of                 File Number)               Identification No.)
 incorporation)



         13952 Denver West Parkway, Building 53, Golden, Colorado  80402
   -------------------------------------------------------------------------
                    (Address of principal executive offices)



                              (303) 215-5500
                   -----------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5.         OTHER EVENTS.

                On January 6, 1998, Phoenix Network, Inc. (the "Company"), Qwest Communications International Inc. ("Qwest") and Qwest 1997-5 Acquisition Corp. ("Qwest Subsidiary") entered into a definitive Agreement and Plan of Merger dated as of December 31, 1997 (the "Merger Agreement"), providing for a merger (the "Merger") that will result in the Company becoming a wholly-owned subsidiary of Qwest. The Company and Qwest intend that the Merger qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Merger Agreement also provides for an amendment to the Certificate of Incorporation of the Company (the "Certificate Amendment") that would effect the conversion of all outstanding shares of Series I Preferred Stock, par value $.001 per share, of the Company (the "Company Series I Preferred Stock") into shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") immediately prior to the time that the Merger becomes effective under applicable laws (the "Effective Time").

                Copies of the mutual press release dated January 6, 1998 of the Company and Qwest (the "Press Release") and the Merger Agreement are filed herewith as Exhibit 99.1 and 99.2. The following description of the Merger Agreement is qualified by reference to the Merger Agreement.

                The Merger Agreement provides for the merger of Qwest Subsidiary with and into the Company, pursuant to which all outstanding shares of Company Common Stock and all outstanding shares of Company Series I Preferred Stock will be acquired for that number of shares of common stock, par value $.01 per share, of Qwest (the "Qwest Common Stock") having an aggregate market value equal to $28.5 million, subject to certain adjustments and limitations described below, and up to $4 million in cash, in the aggregate, contingent upon the outcome of certain litigation described below. The actual number of shares of Qwest Common Stock to be issued in the Merger to the holders of shares of Company Common Stock and holders of Company Series I Preferred Stock will be determined by dividing

                (i) the quotient obtained by dividing the Acquisition Value by the Effective Time Adjusted Average Market Price by

                (ii) the sum of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, (b) the number of shares of Company Common Stock issuable upon conversion of all shares of Company Series I Preferred Stock outstanding immediately prior the Effective Time and (c) the number of shares of Company Common Stock that would be issued if all warrants that are not required by the Merger Agreement to be canceled or otherwise terminated were exercised in accordance with their terms immediately prior to the Effective Time.

                All options, warrants and other rights to acquire common and preferred stock of the Company that are not exercised as of the effective time of the Merger will be canceled or otherwise terminated, except that warrants to purchase up to 378,333 shares of Company Common Stock in the aggregate may remain outstanding at the Effective Time if (a) the Company shall have used commercially reasonable efforts to cause the cancellation or other termination of such warrants and (b) only shares of Qwest Common Stock (and not equity securities of the surviving corporation in the Merger or any other person) shall be issuable upon exercise of such warrants after the Effective Time.

                Qwest will, promptly following the Cash Consideration Date, pay to each holder of Company Common Stock and Company Series I Preferred Stock whose shares are converted into the right to receive, at the Effective Time, the Qwest Common Stock, an amount equal to the sum of (1) the Cash Consideration and (2) an amount equal to 7% per annum of the Cash Consideration from the date of the closing of the Merger (the "Closing Date") to, but not including, the date of such payment, for each such share of Company Common Stock.

                For the purposes of the Merger Agreement, the following terms have the meanings assigned to them below:

                "Acquisition Value" means the amount by which (1) $28,500,000 exceeds (2) the sum of the aggregate amount paid and payable by the Company as of the Effective Date pursuant to (A) paragraph
                A.14.1 of Attachment A to the Resale Solutions Switched Services Agreement dated December 1996 between the Company and Sprint Communications Company L.P. with respect to the difference between the Company's Actual Net Usage (as defined therein) and $12,000,000 during months 1-12 of the term of such agreement and (B) Section 3 of the Carrier Agreement between the Company and MCI Telecommunications Corporation with respect to the difference between the Company's Usage Charges (as defined therein) and its Annual Commitment (as defined therein) during the term of such agreement.

                "Aggregate Number" means the sum of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, (b) the number of shares of Company Common Stock issuable upon conversion of all shares of Company Series I Preferred Stock outstanding immediately prior to the Effective Time and (c) the number of shares of Company Common Stock that would be issued if all warrants that are not canceled or otherwise terminated in accordance with Section 7.1(j) of the Merger Agreement were exercised in accordance with their terms immediately prior to the Effective Time.

                "Average Market Price" per share of any class of stock on any date means the average of the daily closing prices of the shares of such stock for the fifteen (15) consecutive trading days commencing twenty (20) trading days before such date.

                "Cash Consideration" means an amount equal to the quotient obtained by dividing (1) (A) $4,000,000 minus (B) the LDDS Liability plus (C) any amounts recovered by any of Qwest and its subsidiaries on or before the Cash Consideration Date under the Van Essen Indemnification and Hold Harmless Agreement (as defined in the Merger Agreement) (net of all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such amounts, in each case to the extent not reimbursed pursuant to the Van Essen Indemnification and Hold Harmless Agreement) by (2) the Aggregate Number; provided that, if there has not occurred a settlement or other final, nonappealable resolution of the litigation styled LDDS/WorldCom, Inc. and Dial-Net, Inc. v. Automated Communication, Inc. and Judy Van Essen Kenyon, C.A. No. 3:93-CV-463 (WS) (U.S.D.C. S.D. Miss) (the "LDDS LITIGATION"), on or prior to the Cash Consideration Date, the Cash Consideration shall be an amount equal to zero dollars ($0).

                "Cash Consideration Date" means the date that is the earlier of
                (1) the third anniversary of the Closing Date and (2) the date as of which Qwest shall have determined, in the exercise of its reasonable judgment and after having exercised commercially reasonable efforts to obtain recovery under the Van Essen Indemnification and Hold Harmless Agreement, that it is not reasonably likely in the circumstances that Qwest and its Subsidiaries shall recover substantial additional amounts under such agreement on or before the third anniversary of the Closing Date (net of all out-of-pocket costs, fees and expenses, including, without limitation, the fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such amounts, in each case to the extent not reimbursed or likely to be reimbursed pursuant to the Van Essen Indemnification and Hold Harmless Agreement on or before the third anniversary of the Closing
                Date); provided that in no event shall any of Qwest and its Subsidiaries be required to exercise more than commercially reasonable efforts with respect to such recovery.

                "Effective Time Adjusted Average Market Price" means (i) the Average Market Price per share of Qwest Common Stock at the Effective Time if such Average Market Price is equal to or greater than $52.50 and equal to or less than $67.50, (ii) $52.50 if the Average Market Price per share of Qwest Common Stock at the Effective Time is equal to or greater than $47.50 and less than $52.50, (iii) $67.50 if the Average Market Price per share of Qwest Common Stock at the Effective Time is equal to or less than $72.50 and greater than $67.50, (iv) the Average Market Price per share of Qwest Common Stock at the Effective Time plus fifty percent (50%) of the amount such Average Market Price is less than $47.50 if such Average Market Price at the Effective Time is less than $47.50, or (v) the Average Market Price per share of Qwest Common Stock at the Effective Time less fifty percent (50%) of the amount such Average Market Price is greater than $72.50 if such Average Market Price at the Effective Time is greater than $72.50.

                "LDDS Liability" means the aggregate amount of any Loss (as defined in the Merger Agreement) of any of Qwest and its Subsidiaries in connection with, arising from or related to the LDDS Litigation, including, without limitation, any damages or any fees, expenses or other disbursements of counsel.

                The Merger Agreement also provides for agreements by stockholders (collectively, the "Principal Stockholders") beneficially owning 7,967,057 shares of Company Common Stock, or approximately 23.73% of the outstanding shares of Company Common Stock as of December 31,

1997, and all outstanding shares of Company Series I Preferred Stock to enter into the Voting Agreements (as defined below), substantially on the terms set forth below.

                The Board of Directors of the Company has by resolution (the "Board Approval") (a) determined that the Merger and the other Transactions contemplated by the Merger Agreement (collectively, the "Transactions"), taken as a whole, are in the best interests of the Company and its stockholders, (b) approved the Certificate Amendment, the Merger Agreement and the Merger, (c) approved the other agreements contemplated by the Merger Agreement and the other Transactions and (d) recommended that the stockholders of the Company approve the Certificate Amendment, the Merger Agreement and the Merger. J.C. Bradford & Co., L.L.C. delivered to the Board of Directors of the Company its written opinion to the effect that, as of January 6, 1998, the Merger Consideration (as defined in the Merger Agreement) to be received by the holders of Company Common Stock and Company Series I Preferred Stock in the Merger is fair to such stockholders from a financial point of view.

                The Merger Agreement contains customary representations, warranties, covenants and agreements of the parties and (a) covenants of the Company and Qwest to prepare a proxy statement and registration statement, respectively, with respect to the approval of the Certificate Amendment, the Merger Agreement and the Merger, and (b) covenants of the Company (1) to call and convene the Company Stockholders Meeting (as defined in the Merger Agreement) to consider the approval of the Certificate Amendment, the Merger Agreement and the Merger and (2) not to solicit, negotiate, recommend or accept proposals with respect to Business Combination Transactions (as defined in the Merger Agreement) or enter into Business Combination Transactions.

                The Merger Agreement contains customary conditions to the obligations of the parties to effect the Merger, including (1) the approval of the Certificate Amendment, the Merger Agreement and the Merger by holders of a majority of the outstanding shares of Company Common Stock and holders of a majority of the outstanding shares of Company Series I Preferred Stock, voting together as a class, and by holders of a majority of the outstanding shares of Company Series I Preferred Stock, voting separately as a class, (2) receipt of all necessary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the delivery to the Company of an opinion of the independent auditors of the Company to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (4) the execution and delivery of certain other documents relating to the Merger.

                The Merger Agreement provides for the closing of the Merger to occur on the later of (a) the first business day following the day on which the last to be satisfied or waived of the conditions precedent to the obligations of the parties under the Merger Agreement shall have been satisfied or waived, as the case may be, and (b) such other time as the parties may agree. The parties expect the closing of the Merger to occur in the second quarter of 1998.

                The Merger Agreement permits each of the parties to terminate the parties' respective obligations to effect the Merger at any time after May 31, 1998 and permits one party or both parties, as the case may be, to terminate such obligations upon the occurrence of certain events, including (a) the breach by a party of its representations, warranties, covenants and agreements in the Merger

Agreement, (b) the occurrence of a circumstance or event that constitutes either (1) a Material Adverse Effect (as defined in the Merger Agreement) (other than an Event of Default under the Credit Agreement) with respect to the Company or (2) an Event of Default under the Credit Agreement (as each such term is defined in the Merger Agreement) and the debt thereunder shall become due and payable or the Lender thereunder shall have exercised any rights or remedies in connection therewith, (c) the failure of the stockholders of the Company to approve the Certificate Amendment, the Merger Agreement and the Merger, (d) in general, the authorization, recommendation or proposal by the Board of Directors of the Company of (or the public announcement of its intention to authorize, recommend or propose) an agreement with respect to a Business Combination Transaction with a person other than Qwest or Qwest Subsidiary, the recommendation by the Board that the stockholders of the Company accept or approve any such Business Combination Transaction or the failure by the Board to timely publicly confirm the Board Approval in response to a tender offer or exchange offer for the Company Common Stock and (e) the occurrence of a Business Combination Transaction (other than the Transactions).

                The Merger Agreement provides for the payment of liquidated damages of $100,000 by a party to the other party or parties, as the case may be, under certain circumstances upon or following the termination of the parties' obligations to effect the Merger, and the payment of $3,000,000 under certain circumstances by the Company to Qwest and Qwest Subsidiary if a Business Combination Transaction (other than the Transactions) occurs on or before January 5, 1999.

                Contemporaneously with the execution of the Merger Agreement, Qwest entered into voting agreements and proxies (each such agreement and proxy, a "Voting Agreement") with certain Principal Stockholders beneficially owning 7,967,057 shares of Company Common Stock in the aggregate and, as of December 31, 1997, 39,500 shares of Company Series I Preferred Stock in the aggregate, which shares constitute (a) approximately 22.22% of all outstanding shares of Company Common Stock as of December 31, 1997, after giving effect to the conversion of the shares of Company Series I Preferred Stock into shares of Company Common Stock as contemplated by the Merger Agreement, (b) all outstanding shares of Company Series I Preferred Stock as of December 31, 1997 and (c) a combined voting power equal to 23.82% of the voting power of the outstanding shares of Company Common Stock and the outstanding shares of Company Series I Preferred Stock, taken together as a single class, in each case as of December 31, 1997. The form of the Voting Agreements is attached as Exhibit A to the Merger Agreement filed herewith. The following description of the Voting Agreements is qualified by reference to Exhibit A to the Merger Agreement.

                The Voting Agreement with each Principal Stockholder provides for, among other things, (a) the agreement of such Principal Stockholder to cause all shares of Company Common Stock or Company Series I Preferred Stock, as the case may be, beneficially owned by such Principal Stockholder as of the date of the Merger Agreement to be counted for purposes of determining the existence of a quorum at the Company Stockholders Meeting, to cause all such shares to be voted against any action or agreement that (1) in the case of Voting Agreements with Principal Stockholders only holding shares of Company Common Stock, would result in a breach of the Merger Agreement, impede or delay the conclusion of the Transactions or (2) in the case of each Voting Agreement, materially reduce the benefits of the Transactions to Qwest or Qwest Subsidiary
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and to cause all such shares to be voted to approve the Certificate Amendment, the Merger Agreement and the Merger and against any Business Combination Transaction (other than the Transactions) and (b) grant to Qwest and Qwest Subsidiary of an irrevocable proxy in connection therewith. Each Principal Stockholder has agreed in its Voting Agreement not to transfer any shares of Company Common Stock or Company Series I Preferred Stock, as the case may be, subject to the Voting Agreement, except that the Principal Stockholder beneficially owning all outstanding shares of Company Series I Preferred Stock may convert such shares into shares of Company Common Stock, which shares of Company Common Stock would not be subject to the related Voting Agreement.
Each Voting Agreement will terminate the day following the termination date under the Merger Agreement.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (c)       Exhibits.

                          99.1 Press Release, released on January 6, 1998, announcing the Merger.

                          99.2 Agreement and Plan of Merger dated as of December 31, 1997 among Phoenix Network, Inc., Qwest Communications International Inc. and Qwest 1997-5 Acquisition Corp.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 8, 1998                   Phoenix Network, Inc.



                                        By: /s/ WALLACE M. HAMMOND
                                           ----------------------------
                                           Wallace M. Hammond, President
                                            and Chief Executive Officer
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                                EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
  99.1    Press Release, released on January 6, 1998, announcing the Merger.

  99.2    Agreement and Plan of Merger dated as of December 31, 1997 among Phoenix Network,
          Inc., Qwest Communications International Inc. and Qwest 1997-5 Acquisition Corp.